SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Helius Medical Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HELIUS MEDICAL TECHNOLOGIES, INC.

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of HELIUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 10, 2020 at 10:00 a.m. local time. Due to concerns regarding the COVID-19 outbreak and to assist in protecting the health and well-being of our shareholders and employees, this year’s Annual Meeting will be held via the internet. Shareholders will be able to listen, vote and ask questions regardless of location via the Internet at http://www.viewproxy.com/heliusmedical/2020/vm by using the event passcode provided after registering for the virtual meeting at http://www.viewproxy.com/heliusmedical/2020. You will not be able to attend the Annual Meeting in person. The Annual Meeting is being held for the following purposes:

1.    To elect the Board’s seven nominees for director.

2.    To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

3.    To approve an amendment to the Company’s Articles of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s Class A common stock at a ratio ranging from five-for-one (5:1) to twenty-five-for-one (25:1), inclusive, with the effectiveness the amendment or the abandonment of the amendment, to be determined by the Board of Directors prior to the date of our 2021 Annual Meeting of Stockholders.

4.    To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 24, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on

June 10, 2020 at 10:00 a.m. local time at via Internet at http://www.viewproxy.com/heliusmedical/2020.

The proxy statement and annual report to stockholders

are available at www.investorvote.com.

By Order of the Board of Directors

Joyce LaViscount

Secretary

Newtown, Pennsylvania

May     , 2020

You are cordially invited to attend the meeting via live webcast by visiting http://www.viewproxy.com/heliusmedical/2020/vm. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting via Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

-i-

HELIUS MEDICAL TECHNOLOGIES, INC.

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

June 10, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Helius Medical Technologies, Inc. (sometimes referred to as the “Company” or “Helius”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting via Internet to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May     , 2020 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the Annual Meeting?

The meeting will be held on June 10, 2020 at 10:00 a.m. local time. In order to participate in the 2020 Annual Meeting live via the Internet, you must register at www.viewproxy.com/heliusmedical/2020 by 11:59 p.m. Eastern Time by June 8, 2020.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at http://www.viewproxy.com/heliusmedical/2020/vm.

If you encounter any difficulties accessing the Annual Meeting live audio webcast during the meeting time, please email virtualmeeting@viewproxy.com or call 1-866-612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 38,041,666 shares of Class A common stock, which we refer to as our common stock, outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on April 24, 2020, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company of Canada, then you are a stockholder of record. As a stockholder of record, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to vote in person via Internet at the Annual Meeting, or you may vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below or to complete, sign, date and return a proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 24, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/heliusmedical/2020.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of seven directors (Proposal 1); and

•

Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (Proposal 2); and

•

Approval of an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio ranging from five-for-one (5:1) to twenty-five-for-one (25:1), inclusive (“Reverse Stock Split”), with the effectiveness of the amendment or the abandonment of the amendment, to be determined by the Board of Directors prior to the date of our 2021 Annual Meeting of Shareholders (Proposal 3).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting via Internet, vote by proxy using the enclosed proxy card or vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, register for the Annual Meeting as described above and you will be able to vote when you log in.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-732-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 10:00 a.m. Eastern time on June 8, 2020 to be counted.

•

To vote through the internet, go to http://www.investorvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 10:00 a.m. Eastern time on June 8, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Helius. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting via Internet, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting via Internet, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director, “For” the ratification of selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020, and “For” the approval of an amendment to our Articles of Incorporation to effect the Reverse Stock Split. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.

•	You may attend the Annual Meeting and vote in person through the Internet. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2021, to our Corporate Secretary at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before the 2021 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 13, 2021 and March 14, 2021. Your notice to the Corporate Secretary must set forth information specified in our Amended and Restated Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an Annual Meeting of stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition; (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors and (6) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2018.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and, with respect to the other proposals to be voted on, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will be counted towards the vote total for Proposals 1 and 3 and will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the seven nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

We have adopted a majority voting standard for the election of directors in uncontested elections. Any nominee for director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” such election shall promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Board of Directors will determine whether to accept or reject the director’s resignation, and will publicly disclose its decision within 90 days from the date of the certification of the election results.

To be approved, Proposal 2, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as a vote “Against” Proposal 2.

To be approved, Proposal 3 (an amendment to our Articles of Incorporation to effect a Reverse Stock Split) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as a vote “Against” Proposal 3.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 38,041,666 shares outstanding and entitled to vote. Thus, the holders of 19, 020,833 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Form 10-K are available at www.investorvote.com.

Proposal 1

Election of Directors

Our Board currently consists of seven directors, six of whom are being nominated for reelection at this Annual Meeting. On February 16, 2020, one director, Thomas Griffin, notified the Board of his intent not to run for reelection at our 2020 Annual Meeting of Stockholders. Mr. Griffin’s decision not to run for reelection is not due to any disagreement with us on any matter relating to our operations, policies or practices. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Six of the nominees listed below are currently directors of the Company who were previously elected by the stockholders. One of the nominees listed below is being nominated for the first time. It is the Company’s policy to invite its nominees for directors to attend the Annual Meeting. One of the directors attended the 2019 Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected.

We have adopted a majority voting standard for the election of directors in uncontested elections. Any nominee for director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” such election shall promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Board will determine whether to accept or reject the director’s resignation, and will publicly disclose its decision within 90 days from the date of the certification of the election results.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend that person as a nominee for director, as of the date of this proxy statement.

The Company seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that that nominee should continue to serve on the Board. However, each of the members of the Board may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With the Company
Philippe Deschamps	57	Chief Executive Officer and Chairman of the Board
Dane C. Andreeff	54	General Partner, Maple Leaf Partners, LP
Huaizheng Peng	57	General Manager, China Medical System Holdings
Edward M. Straw	81	Managing Director, Osprey Venture Partners
Mitchell E. Tyler	67	Clinical Director, Advanced NeuroRehabilitation LLC
Blane Walter	49	Partner, Talisman Capital Partners
Jeffrey Mathiesen	59	Advisor to the CEO, Teewinot Life Sciences Corporation

Philippe Deschamps

Mr. Deschamps has served as our Chief Executive Officer, President and a Director since June 2014. Previously, Mr. Deschamps served as the president of Helius Medical, Inc (formerly known as NeuroHabilitation Corporation), our wholly-owned subsidiary, from October 2013 to June 2014. From February 2012 to October 2013, Mr. Deschamps served as chief executive officer of MediMedia Health, a marketing services company, where, among other things, he developed recommendations for the sale of MediMedia Health to its private equity sponsor. Prior to that time, Mr. Deschamps served in various roles at GSW Worldwide, most recently as president and chief executive officer, and Bristol Myers Squibb, including as director of neuroscience marketing. Mr. Deschamps received a BSc. in chemistry from the University of Ottawa in Canada in 1985. Our Board of Directors believes Mr. Deschamps is qualified to serve as a director based upon his role as our principal executive officer and his 30 years of experience in the health sciences industry.

Dane C. Andreeff

Mr. Andreeff has served as a member of our Board of Directors since August 2017. Mr. Andreeff is the general partner and portfolio manager at Maple Leaf Partners, LP, a position he has held since 1996. Mr. Andreeff also serves as a member of the board of directors of TraceSecurity, LLC, HDL Therapeutics, Inc. and Myocardial Solutions, Ltd. Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991. Our Board believes that Mr. Andreeff’s extensive experience in the investment industry and capital markets will make him a valuable member of the Board.

Huaizheng Peng, Ph.D

Dr. Peng has served as a member of our Board of Directors since December 2015. Dr. Peng is the general manager of China Medical System Holdings, a position he has held since October 2013. Previously, Dr. Peng was a partner at Northland Bancorp, a private equity firm, from January 2010 to November 2012, and head of global life sciences and director of corporate finance of Seymour Pierce, from February 2006 to January 2010. Dr. Peng currently serves as a director of Faron Pharmaceuticals, Navamedica ASA and Destiny Pharma plc. Dr. Peng received a Bachelor’s degree and a Master’s degree in medicine from Hunan Medical College, China, and a Ph.D. in molecular pathology from University College London Medical School. Our Board of Directors believes that Dr. Peng is qualified to serve as a director based on his international medical and investment experience.

Edward M. Straw

Vice Admiral (Retired) Straw has served as a member of our Board of Directors since November 2014. He founded Osprey Venture Partners in 2011, a firm that mentors young entrepreneurs seeking investment capital and assists with business development and serves as the managing director. Previously he was president, global operations of The Estée Lauder Companies from 2000 to 2005, senior vice president global operations of the Compaq Computer Corporation from 1998 to 2000, and president of Ryder Integrated Logistics from 1996 to 1998. Prior to joining the private sector, he had a distinguished 35-year career in the U.S. Navy and retired as a three-star admiral. During his military service, Vice Admiral (Retired) Straw was chief executive officer of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. He a member of the Defense Science Board, chairman of Odyssey Logistics and currently sits on the boards of The Boston Consulting Federal Group, Academy Securities and Lenitiv Scientific. He is a former board member of Eddie Bauer, MeadWestvaco, Ply Gem Industries and Panther Logistics. Vice Admiral (Retired) Straw received a B.S. from the United States Naval Academy, an MBA from The George Washington University, and is a graduate of the National War College. Our Board of Directors believes that Vice Admiral (Retired) Straw is qualified to serve as a director based on his extensive leadership experience in both the private sector and the U.S. military.

Mitchell E. Tyler

Mr. Tyler has served as a member of our Board of Directors since June 2014. Mr. Tyler is a co-inventor of the PoNS device and is co-owner and clinical director of Advanced NeuroRehabilitation LLC, a position he has held since 2009. Mr. Tyler retired in 2019 after 32 years at the University of Wisconsin as emeritus Senior Lecturer in Biomedical Engineering and Researcher in Rehabilitation Medicine. From 1998 through 2017 Mr. Tyler also served as the clinical director of the Tactile Communication and NeuroRehabilitation Laboratory. He received his M.S. in Bioengineering from University of California, Berkeley in 1985 and is currently working on his Ph.D. in Biomedical Engineering at the University of Wisconsin–Madison. Mr. Tyler is a registered professional engineer in Wisconsin. Our Board of Directors believes that Mr. Tyler is qualified to serve as a director based on his extensive knowledge of PoNS treatment and his research and development experience in the medical device industry.

Blane Walter

Mr. Walter has served as a member of our Board of Directors since December 2015. Mr. Walter is a partner at Talisman Capital Partners, a position he has held since 2011. In 1999, Mr. Walter founded inChord Commmunications, Inc., a global private healthcare communications company, which was acquired by inVentiv Health in 2005. Mr. Walter joined inVentiv Health as president of the Communications division in 2005 and was named Chief Executive Officer in 2008 and served in that capacity until leading the sale of the company to Thomas H. Lee Partners in 2010. Following the buyout, Mr. Walter served as vice chairman of inVentiv Group, a holding company which survived the buyout, from 2011 to August 2017. Mr. Walter received a B.S. in marketing and finance from Boston College in 1993. Our Board of Directors believes that Mr. Walter is qualified to serve as director based on his background in the healthcare and pharmaceutical industries.

Jeffrey Mathiesen

Mr. Mathiesen is seeking election as a member of our Board of Directors for the first time and has served as Director and Audit Committee Chair of Sun BioPharma, Inc. (OTCMKTS: SNBP), a publicly traded biopharmaceutical company developing therapies for pancreatic diseases, since 2015, NeuroOne Medical Technologies Corporation (OTCQB: NMTC), a publicly traded medical technology company providing neuromodulation continuous EEG monitoring and treatment solutions for patients suffering from epilepsy and other nerve related disorders, since 2017, and eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraine, since 2018. Mr. Mathiesen served as Advisor to the CEO of Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products, from October 2019 to December 2019, and served as Chief Financial Officer from March 2019 to October 2019. Mr. Mathiesen previously served as Chief Financial Officer of Gemphire Therapeutics Inc., which was acquired by NeuroBo Pharmaceuticals, Inc. (NASDAQ: NRBO) in January 2020, a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, from 2015 to 2018, and as Chief Financial Officer of Sunshine Heart, Inc. (NASDAQ: CHFS), a publicly-held early-stage medical device company, from 2011 to 2015. Mr. Mathiesen received a B.S. in Accounting from the University of South Dakota and is a Certified Public Accountant. Our Board believes that Mr. Mathiesen is qualified to serve as director based on his background in a broad range of responsibilities in financial and operational roles, including manufacturing, quality and procurement, in addition to traditional CFO roles in organizations with operations in North America, Europe, Southeast Asia and Australia.

The Board of Directors Recommends

A Vote in Favor of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

The Board reviews its composition annually, including the determination of the independence of our directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Toronto Stock Exchange (the “TSX”) and The Nasdaq Stock Market (“Nasdaq”), as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the directors nominated for election at the Annual Meeting, other than Messrs. Deschamps and Tyler, are independent under the standards set forth in applicable TSX and Nasdaq listing standards. In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years. The Board determined that the relationships would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Deschamps.

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and chairman of the Board. It is the Board’s view that rather than having a formal policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined. Our Board believes that our compensation system, our division of risk oversight responsibilities, and our Board leadership structure comprise and support the most effective risk management approach.

The Company currently believes that combining the positions of Chief Executive Officer and chairman helps to ensure that the Board and management act with a common purpose and provide a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company currently believes that a combined Chief Executive Officer/chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a chairman with an extensive history with and knowledge of the Company (as is the case with Mr. Deschamps) as compared to a relatively less informed independent chairman.

However, as the Company transitions to a commercial-stage company, the Board believes that the Company may benefit from a restructuring of its leadership structure in the future. Specifically, the Board will consider designating a lead independent director or separating the roles of chairman and chief executive officer, which could create an environment that is more conducive to objective evaluation of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.

Role of the Board in Risk Oversight

The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee of the Board is responsible for overseeing the management of financial risks. The Compensation Committee also is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements, and for managing risks relating to our director compensation policies and arrangements and reviewing the independence of the Board and other corporate governance matters.

Meetings of the Board of Directors

The Board of Directors met 18 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2019 for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dane C. Andreeff		X*	X
Thomas E. Griffin	X*	X
Huaizheng Peng			X
Edward M. Straw	X
Blane Walter	X	X	X*
Total meetings in fiscal 2019	4	4	1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Messrs. Griffin and Walter and Vice Admiral (Retired) Straw, with Mr. Griffin serving as chair, and will be composed of Messrs. Mathiesen and Walter and Vice Admiral (Retired) Straw, with Mr. Mathiesen serving as chair as of June 9, 2020. The Audit Committee met four times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.

The Board of Directors reviews the Nasdaq and TSX listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent.

The Board of Directors has also determined that Messrs. Griffin and Mathiesen each qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Messrs. Griffin and Mathiesen’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm, the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Thomas E. Griffin

Edward M. Straw

Blane Walter

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee was established in March 2018. The Compensation Committee is composed of three directors: Messrs. Andreeff, Griffin and Walter, with Mr. Andreeff serving as chair. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of Nasdaq listing standards and TSX independence rules). The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including establishing corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives; reviewing and recommending to the Board for approval the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, the other executive officers and the directors; and administering the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

Compensation Determination: Processes and Procedures

The Compensation Committee will meet at least annually and with greater frequency if necessary and appropriate. The agenda for each meeting will be developed by the Chair of the Compensation Committee, in consultation with legal counsel or other advisers or consultants it deems necessary and appropriate. The Compensation Committee will meet regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Prior to the establishment of a formal compensation committee in March 2018, the non-employee directors of the Board performed the duties of a compensation committee and met at least four times per year, regularly in executive session, to discuss compensation. The non-employee directors invited management and other employees, outside advisors and/or consultants to join its meetings as appropriate to provide advice and background information. The Chief Executive Officer did not participate in, and was not present during, any deliberations or determinations of the non-employee directors regarding his compensation or individual performance objectives.

During the past fiscal year, the Company engaged Compensia Inc. (“Compensia”) as its compensation consultant. As part of its engagement, Compensia was invited to the meetings of the Compensation Committee and was requested to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations.

In fiscal 2019, the Board delegated authority to Mr. Deschamps to grant, without any further action required by the Compensation Committee, equity awards to employees and consultants who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Board. Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by Mr. Deschamps.

Historically, the non-employee directors and, since its establishment in 2018, the Compensation Committee, have made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. Generally, the process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer may not be present during these discussions. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Company’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established in March 2018. The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Andreeff, Peng and Walter, with Mr. Walter serving as chair. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards and in the TSX Company Manual). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company. Prior to the establishment of a formal nominating and governance committee in March 2018, the Board performed such duties as it did not believe a formal committee was necessary or cost efficient for a company of our size.

Generally, director nominees are identified and suggested by our directors or management using their business networks. The Nominating and Corporate Governance Committee also intends to consider director nominees put forward by stockholders. Our Amended and Restated Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the annual meeting. Stockholders may recommend individuals to our Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Board at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, Attention: Chairman of the Board. Such nomination must satisfy the notice, information and consent requirements set forth in our Amended and Restated Bylaws and must be received by us prior to the date set forth under “When are stockholder proposals and director nominations due for next year’s Annual Meeting?” included herein. The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

The Nominating and Corporate Governance Committee does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board. However, the Nominating and Corporate Governance Committee does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating and Corporate Governance Committee also considers their potential contribution to the overall composition and diversity of the Board.

The Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries (as determined by the Committee) with respect to the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, approves the slate of director nominees to be nominated for election at our annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers potential nominees without regard to gender, race, color, creed, religion, national origin, age, sexual orientation or disability. While the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to diversity, it is committed to promoting Board diversity and intends to emphasize gender diversity. In general, the Company seeks a Board that includes a diversity of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

Stockholder Communications With the Board of Directors

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any particular director or the independent directors as a group, to the following address: Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, Attention: Irina Ishak. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.heliusmedical.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has audited the Company’s financial statements since January 4, 2017. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting via Internet. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain BDO USA, LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the selection of BDO USA, LLP.

Change in Independent Registered Public Accounting Firm

On January 4, 2017, the Audit Committee of the Board of Directors approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016, in place of BDO Canada LLP.

The report of BDO Canada LLP on the consolidated financial statements of the Company for the two years ended March 31, 2016, dated June 27, 2016 and included in our Annual Report on Form 10-K filed with the SEC on June 28, 2016, states that the Company’s recurring losses from operations and its accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern. Other than the foregoing, BDO Canada LLP’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

During the fiscal years ended March 31, 2016 and 2015 and through the date of BDO Canada LLP’s dismissal on January 4, 2017, there were no disagreements between the Company and BDO Canada LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Canada LLP, would have caused BDO Canada LLP to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except for the material weakness in (i) the Company’s internal control over financial reporting disclosed in its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2015, filed with the SEC on January 11, 2016, related to the design of controls with respect to the calculation of the fair value of the Company’s share based compensation, and (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on June 28, 2016, related to the Company’s accounting staff having insufficient technical accounting knowledge relating to accounting for income taxes and complex matters related to accounting principles generally accepted in the United States. The Company has authorized BDO Canada LLP to respond fully and without limitation to all requests of BDO USA, LLP concerning all matters related to the periods audited by BDO Canada LLP, including with respect to the subject matter of these reportable events. BDO Canada LLP’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated January 10, 2017.

During the nine months ended December 31, 2016 and the fiscal year ended March 31, 2016, and any subsequent interim period before the Company’s engagement of BDO USA, LLP, the Company did not consult with BDO USA, LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018 by BDO USA, LLP, the Company’s principal accountant (amounts in thousands).

	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Audit Fees (1)	$307	$442
Tax Fees (2)	32	32

Total Fees	$339	$474

(1)

Audit fees included amounts billed for professional services rendered in connection with the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by our principal accountant in connection with statutory and regulatory filings as well as professional services rendered in connection with the Company’s public offerings, including reviewing registration statements and prospectuses and preparing comfort letters.

(2)	Tax fees included amounts billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and tax compliance.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit and tax services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee must pre-approve all services provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of services other than audit services by BDO USA, LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends

A Vote In Favor of Proposal 2.

Proposal 3

Approval of an Amendment to the Company’s Certificate of Incorporation and

Grant of Discretionary Authority to the Board of Directors to

Effect a Reverse Split of the Company’s Outstanding Common Stock

The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every five shares of common stock to one share of common stock for every twenty-five shares of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to our certificate of incorporation. If the stockholders approve this Proposal 3, the Board will have the authority to decide, at any time prior the date of the 2021 Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-five shares of our common stock to one-for-twenty-five shares of our common stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the amendment to effect the reverse stock split if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the reverse stock split holders is not implemented by the Board prior to the date of the 2021 Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The form of the certificate of amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.

Reasons for the Reverse Stock Split

The primary reason for the reverse stock split is to allow us to attempt to increase the bid price of our common stock by reducing the number of outstanding shares of our common stock. The Board plans to effect the reverse stock split to the extent necessary in connection with listing our common stock on a national securities exchange. To list on a national securities exchange, we must comply with the applicable continued listing requirements for such national securities exchange, which requirements include, among others, a minimum bid price, which we currently do not meet. The Board believes that the reverse stock split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our common stock on The Nasdaq Capital Market.

In addition, among the factors considered by the Board in reaching its decision to recommend the reverse stock split, the Board considered the potential effects of having stock that trades at a low price. For example, certain brokerage firms have internal practices and policies that discourage individual brokers from dealing in stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Further, since the brokerage commissions on stock with a low trading price generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in stocks with a low trading price pay transaction costs (commissions, markups, or markdowns) at a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock. The Board believes that certain institutional investors, such as mutual funds or pension plans, have policies or procedures that discourage or prohibit acquisitions of shares priced at less than $5.00 per share, making our shares less attractive. The SEC has also adopted rules governing “penny stock” that impose additional burdens on broker-dealers trading in stock priced at or below $5.00 per share, unless listed on certain securities exchanges.

Further, the Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees. The Board also believes that some potential employees may be less likely to work for the Company if we have a low stock price or are no longer listed on The Nasdaq Capital Market, regardless of size of our overall market capitalization. Each of these factors could weaken the market for our common stock.

There will be no change in our authorized shares as a result of the amendment to our certificate of incorporation and therefore, upon effectiveness of the reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. We currently have no plans, proposals, arrangements or understandings to issue any of its authorized but unissued shares of our common stock. However, it is possible that some of these additional authorized shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Nasdaq Requirements for Continued Listing

Our common stock is quoted on The Nasdaq Capital Market under the symbol “HSDT.” One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00.

On April 23, 2020, the closing market price per share of our common stock was $0.32, as reported by The Nasdaq Capital Market. On March 23, 2020, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had an initial period of 180 calendar days, or until September 21, 2020, to regain compliance with the minimum bid price requirement of $1.00 per share, which period was extended on April 17, 2020 until December 3, 2020. In the event that we do not regain compliance within this initial period, we may be eligible to seek an additional compliance period of 180 calendar days if we meet the continued listing requirement for market value of publicly held shares and all other continued listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. To regain compliance, the minimum closing bid price per share of our common stock must be at least $1.00 for a minimum of ten consecutive business days. If we fail to regain compliance by December 3, 2020, Nasdaq will provide written notification that our securities will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel. If we appeal, the Hearings Panel will request a plan to regain compliance. Hearings Panels have generally viewed a reverse stock split as the only definitive plan to resolve a bid price deficiency. There can be no assurance that such an appeal would be successful.

In the event that our common stock were to be delisted from The Nasdaq Capital Market, our common stock would likely trade in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Such delisting from The Nasdaq Capital Market and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board unanimously approved the proposed amendment to our Certificate of Incorporation to effect the reverse stock split as a potential means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with Nasdaq requirements.

Risk Factors Associated with the Reverse Stock Split

The primary purpose of the proposed reverse stock split is to combine the issued and outstanding shares of our common stock into a smaller number of shares so that the shares of our common stock will trade above the minimum bid price required to list our common stock on a national securities exchange. However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per post-split share of our common stock would either exceed the required minimum bid price to list on a national securities exchange;

•

the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;

•	the reduction in the shares outstanding and in the public float after the reverse stock split will not negatively impact the liquidity or trading activity for our stock;

•	the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or

•	the reverse stock split will result in decreased transaction costs for our stockholders.

In addition, there can be no assurance that our common stock will be listed on a national securities exchange even if the market price per post-split share of our common stock remains in excess of the required minimum bid price.

The market price of our common stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2019 and other reports that we file with the SEC. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in Helius (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

The following table contains approximate information relating to our common stock if (i) the reverse stock split is implemented at a ratio of one-for-five, (ii) the reverse stock is implemented at a ratio of one-for-fifteen and (iii) the reverse stock split is implemented at a ratio of one-for-twenty-five based on share information as of close of business on April 23, 2020:

	Shares Issued and Outstanding(1)	Shares Authorized and Reserved for Issuance(1)		Shares Authorized and Unreserved for Issuance(1)	Total Authorized
As of April 23, 2020	38,041,666	16,864,509	(2)	95,093,825	150,000,000
5-for-1 Reverse Split	7,608,333	3,372,902	(3)	19,018,765	30,000,000
15-for-1 Reverse Split	2,536,111	1,124,301	(4)	6,339,588	10,000,000
25-for-1 Reverse Split	1,521,667	674,580	(5)	3,803,753	6,000,000

(1)	These estimates do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.
(2)

Includes (i) 9,300,749 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.54, as of April 23, 2020; (ii) 3,807,417 shares issuable upon the exercise of outstanding options under our equity incentive plans at a weighted average exercise price of $6.15, as of April 23, 2020; (iii) 3,645,038 shares reserved for future issuance under the 2018 Omnibus Incentive Plan; and (iv) 111,305 shares issuable for restricted stock units at a weighted average exercise price of $0.63.

(3)

Includes (i) 1,860,150 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $$17.68, as of April 23, 2020; (ii) 761,483 shares issuable upon the exercise of outstanding options under our equity incentive plans at a weighted average exercise price of $30.75, as of April 23, 2020; (iii) 729,008 shares reserved for future issuance under the 2018 Omnibus Incentive Plan: and (iv) 22,261 shares issuable for restricted stock units at a weighted average exercise price of $3.15.

(4)

Includes (i) 620,050 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $53.03, as of April 23, 2020; (ii) 253,828 shares issuable upon the exercise of outstanding options under our equity incentive plans at a weighted average exercise price of $92.25, as of April 23, 2020; (iii) 243,003 shares reserved for future issuance under the 2018 Omnibus Incentive Plan. and (iv) 7,420 shares issuable for restricted stock units at a weighted average exercise price of $9.45.

(5)

Includes (i) 372,030 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $88.39, as of April 23, 2020; (ii) 152,297 shares issuable upon the exercise of outstanding options under our equity incentive plans at a weighted average exercise price of $153.75, as of April 23, 2020; (iii) 145,802 shares reserved for future issuance under the 2018 Omnibus Incentive Plan; and (iv) 4,452 shares issuable for restricted stock units at a weighted average exercise price of $15.75.

The reverse stock split would reduce the number of shares of common stock available for issuance under our 2018 Omnibus Incentive Plan. With respect to outstanding stock options to purchase shares of our common stock, the reverse stock split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the reverse stock split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). Unless required by the terms of the equity incentive compensation plan pursuant to which a stock equity award was issued, no cash payment would be made to holders of equity awards in respect of such rounding. Under the terms of our outstanding warrants, the reverse stock split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

If the proposed reverse stock split is implemented, it may increase the number of our stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Because the total number of shares of authorized common stock is not being reduced in an amount proportionate to the reverse stock split, the ability of the Board to issue authorized and unissued shares without further stockholder action will be significantly increased. However, we currently have no plans, arrangements or understandings, written or oral, to issue these additional authorized shares. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

Effective Date

If our stockholders approve this Proposal No. 3, the Board of Directors could decide at any time on or prior to the date of the 2021 Annual Meeting of Stockholders to effect the reverse stock split based on a determination that the reverse stock split is then advisable and in the best interests of the Company and our stockholders. Such determination would primarily be based upon consideration of whether such reverse split would be advisable to help us meet the applicable continued listing requirements to list our common stock on a national securities exchange. In determining the actual timing of the filing of the certificate of amendment and selecting an appropriate ratio within the range of specified reverse stock split ratios, the Board of Directors would examine the historical and projected price performance of our common stock, the expected bid price and trading volume of our common stock over the short- and long-term following the effectiveness of the reverse stock split and the potential devaluation of our market capitalization as a result of the reverse stock split. Even with stockholder approval of this Proposal No. 3, and without the need for further action by our stockholders, the Board of Directors may delay the implementation of the reverse stock split up until the 2021 Annual Meeting of Stockholders and may abandon the reverse stock split at any time prior to the filing of the certificate of amendment. If the reverse stock split is not effected on or prior to the date of the 2021 Annual Meeting of stockholders, the authority granted to the Board of Directors to effect the reverse stock split would expire and be without any further effect.

If our stockholders approve this Proposal No. 3 and the Board of Directors determines that it is advisable and in the best interests of the Company and our stockholders to proceed with the reverse stock split, the certificate of amendment would be filed with the Secretary of State of the State of Delaware. The reverse stock split would become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware and upon the effective date the outstanding shares of our common stock would be combined and converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the Board of Directors, within the specified range of potential exchange ratios, and without further action on the part of the Company and our stockholders. For instance, if a stockholder presently holds 100 shares of our common stock, the stockholder would hold 20 shares of our common stock following a reverse stock split affected at a ratio of five-for-one.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would be based on the closing sale price per share of our common stock as reported on The Nasdaq Capital Market on the last trading day preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

•

purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the reverse stock split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company’s share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of his or her fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the one-for-five to one-for-twenty-five range of exchange ratios described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-reverse stock split shares exchanged automatically and a Credit Advice will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders. A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will represent and warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock. As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD

NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to our common stock would be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

Unless expressly stated otherwise, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal No. 3.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our certificate of incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal No. 3 as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in Proposal No. 3 that are different from or greater than those of any other of our stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of material U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed federal income tax regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”),

in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, including, without limitation:

•	persons that are not U.S. Holders (as defined below);

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons whose shares constitute “qualified small business stock” for purposes of Section 1202 of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. WE STRONGLY URGE A HOLDER OF OUR COMMON STOCK TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAW.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Tax Consequences of the Reverse Stock Split

The reverse stock split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received in a recapitalization pursuant to the reverse stock split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split will recognize gain or loss based upon the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share as set forth above, as if such fractional shares were distributed as part of the reverse stock split and then redeemed, subject to the provisions and limitations of Section 302 of the Code (including, without limitation, certain attribution rules that could result in the cash payment being treated as a dividend). The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective time of the reverse stock split.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 24%) may apply to holders who receive cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) any holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting will be required to approve this proposal No. 3. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

The Board of Directors Recommends

a Vote in Favor of Proposal 3

EXECUTIVE OFFICERS

Our executive officers, and their respective ages, are as follows:

Name	Age	Position
Philippe Deschamps	57	President, Chief Executive Officer and Director
Joyce LaViscount	58	Chief Financial Officer and Chief Operating Officer
Jonathan Sackier	62	Chief Medical Officer

The biography of Mr. Deschamps is set forth in “Proposal 1: Election of Directors” above.

Joyce LaViscount

Ms. LaViscount has served as our Chief Financial Officer and Chief Operating Officer since October 2015, and she previously served as a member of our Board of Directors from March 2015 to December 2015. Prior to joining Helius, Ms. LaViscount served as chief operating officer and chief financial officer of MM Health Solutions, formerly MediMedia Health, from July 2012 to August 2015. Ms. LaViscount concurrently served as the chief financial officer of MediMedia Pharmaceutical Solutions from January 2014 to February 2015. Previously, Ms. LaViscount served as executive director/group controller North America of Aptalis Pharmaceuticals from February 2011 to July 2012. Ms. LaViscount is a Certified Public Accountant. She received a B.A. in business with a concentration in accounting from Franklin and Marshall College in 1984.

Jonathan Sackier

Dr. Sackier has served as our Chief Medical Officer since December 2014. He has also served as a Visiting Professor of Surgery at the Nuffield Department of Surgical Sciences at Oxford University since 2014. From 2005 to 2014, Dr. Sackier was a Visiting Professor of Surgery at the University of Virginia and prior to that served as a Clinical Professor at the George Washington University. Dr. Sackier has served as a director of Kypha, Inc. since July 2014, Clinvue LLC since July 2010, Brandon Medical since May 2013 and SoundPipe Therapeutics since September 2013. He previously served as a director of HemoShear Therapeutics, LLC from 2008 to 2015. He is a trustee of First Star and previously chaired the Larry King Cardiac Foundation Board of Governors. A keen pilot, Jonathan advises the Aircraft Owners & Pilots Association on medical issues germane to pilots and authors the “Fly Well” column in the association’s Pilot magazine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 23, 2020 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of warrants and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 23, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those warrants or options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D and Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Helius Medical Technology, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.

	Beneficial Ownership
Beneficial Owner	Number of Shares of Common Stock		Percent of Total
A&B (HK) Company Limited(2)	2,699,828		10.4
Sabby Volatility Warrant Master Fund, Ltd.(3)	2,857,143		7.5
Montel Williams Enterprises. Inc.(4)	874,487		5.3
Armistice Capital, LLC(5)	1,910,062		5.0
Philippe Deschamps (6)	1,444,145		5.4
Joyce LaViscount (7)	398,365		1.5
Jonathan Sackier (8)	1,068,068		2.8
Thomas E. Griffin (9)	49,841	*	*
Huaizheng Peng (10)	45,088	*	*
Edward M. Straw (11)	62,703	*	*
Mitchell E. Tyler (12)	928,751		3.6
Blane Walter (13)	214,225	*	*
Dane C. Andreeff (14)	743,137		2.9
All executive officers and directors as a group (10 persons) (15)	3,778,359		9.9

* Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 38,041,666 shares outstanding on April 23, 2020, adjusted as required by rules promulgated by the SEC.

(2)

Includes 2,495,747 shares of common stock, and 204,081 shares of common stock issuable upon the exercise of warrants. Dr. Lam Kong is the sole officer and director of each A&B (HK) Company Limited (“A&B”) and A&B Brother Limited (“A&B BVI”). The business address of A&B BVI is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands. The business address of Dr. Lam Kong is Unit 2106, 21/F, Island Place Tower, 510 King’s Road, North Point, Hong Kong.

(3)

Based solely on a Schedule 13G filed March 18, 2020, Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) disclosed direct ownership of 2,857,143 shares, and Sabby Management, LLC and Hal Mintz disclosed beneficial and indirect ownership of 2,857,143 shares. Sabby Management, LLC serves as the investment manager of Sabby; Mr. Mintz is manager of Sabby Management, LLC. The address for Sabby is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The address for Sabby Management, LLC and Mr. Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(4)

Based solely on a Schedule 13G/A filed February 12, 2020, Montel Williams Enterprises, Inc. (“MWE”) disclosed direct ownership of 874,487 shares. By virtue of his control of MWE as its sole stockholder and sole director, Montel Williams is deemed to beneficially own such 874,487 shares. The address for the reporting person is 1395 Brickell Avenue, Suite 800, Miami, FL33131.

(5)

Based solely on a Schedule 13G filed March 30, 2020, Armistice Capital, LLC (“Armistice”), Armistice Capital Master Fund Ltd. (“Master Fund”) and Steven Boyd disclosed shared voting and dispositive power over 1,910,062 shares. The address for Armistice is 510 Madison Avenue, 7th Floor, New York, New York 10022. The address for Master Fund is c/o dms Corporate Services Ltd., 20 Genesis Close, P.O. Box 314, Grand Cayman KY1-1104, Cayman Islands. The address for Mr. Boyd is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022.

(6)	Includes 677,888 shares of common stock, 735,729 shares of common stock issuable upon the exercise of stock options and 30,528 shares of common stock issuable upon the exercise of warrants.
(7)	Includes 25,860 shares of common stock, 351,667 shares of common stock issuable upon the exercise of stock options and 20,838 shares of common stock issuable upon the exercise of warrants.
(8)	Includes 703,402 shares of common stock and 364,666 shares of common stock issuable upon the exercise of stock options.
(9)	Includes 3,346 shares of common stock, 43,149 shares of common stock issuable upon the exercise of stock options and 3,346 shares of common stock issuable upon the exercise of warrants.
(10)	Represents shares of common stock issuable upon the exercise of stock options.
(11)	Includes 2,500 shares of common stock and 60,203 shares of common stock issuable upon the exercise of stock options.
(12)	Includes 829,545 shares of common stock and 99,206 shares of common stock issuable upon the exercise of stock options.
(13)	Includes 84,530 shares of common stock, 53,165 shares of common stock issuable upon the exercise of stock options and 76,530 shares of common stock issuable upon the exercise of warrants.
(14)

Includes 302,673 shares of common stock and 85,070 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners, L.P. (“MLP”), 66,283 shares of common stock and 19,317 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners I, L.P. (“MLP I”), 161,154 shares of common stock and 48,663 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Discovery I, L.P. (“MLD I”), 12,426 shares .of common stock and 4,567 shares of common stock issuable upon exercise of warrants held by Maple Leaf Offshore, Ltd. (“MLO”), 20,000 shares on common stock held directly by Mr. Andreeff and 22,984 shares of common stock issuable upon the exercise of stock options held directly by Mr. Andreeff. Mr. Andreeff is the managing member of Maple Leaf Capital I, LLC, the general partner of MLP, MLP I and MLD I, and as such may be deemed to beneficially own the securities held by MLP, MLP I and MLD I. Mr. Andreeff is also the president of the managing member of Andreeff Equity Advisors, LLC, the investment manager of MLO and as such may be deemed to beneficially own the securities held by MLO.

(15)	Includes 2,889,608 shares of common stock, 1,667,960 shares of common stock issuable upon the exercise of stock options and 288,859 shares of common stock issuable upon the exercise of warrants.

Delinquent Section 16(A) Report

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except two reports covering separate transactions were filed late for Ms. LaViscount and Mr. Tyler.

EXECUTIVE COMPENSATION

We are currently an emerging growth company. As an emerging growth company, we are subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under the scaled reporting rules applicable to emerging growth companies, the compensation we paid to our Named Executive Officers for 2018 and 2019.

Summary Compensation Table

The following table sets forth information regarding compensation earned during the last two completed fiscal years by our chief executive officer and our two next most highly compensated executive officers during 2019 who were serving as executive officers as of December 31, 2019. We refer to these persons as our “Named Executive Officers” elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)		Securities in Lieu of Cash ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Philippe Deschamps	2019	484,356	739,776		7,997	235,664	12,373	480,166
Chief Executive Officer(4)	2018	424,320	721,318	(5)	0	99,840	13,458	1,258,936

Joyce LaViscount	2019	376,464	642,705		5,491	138,432	8,371	1,171,463
Chief Financial Officer and Chief Operating Officer	2018	342,720	607,425	(5)	0	67,200	8,234	25,579

Jonathan Sackier	2019	336,553	462,360		0	153,544	0	958,026
Chief Medical Officer	2018	318,240	607,425	(5)	0	62,400	0	988,065

(1)

The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	The amounts reflect the amount of cash salary forgone based on elections made to reduce cash salaries commencing December 13, 2019.
(3)	Represents matching contributions to the Company’s 401(k) savings plan.
(4)	Mr. Deschamps is also a member of our Board of Directors, but did not receive any additional compensation in his capacity as a director.
(5)

The grant date fair value was denominated in Canadian dollars and translated into U.S. dollars from Canadian dollars based on the closing exchange rate from the Bank of Canada of USD$1.00 = CAD$1.2876 on May 15, 2018, based on an option exercise price of CAD$14.15.

Narrative Disclosure to Summary Compensation Table

The Company has retained Compensia as its compensation consultant. Compensia also advised the Compensation Committee on the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy. At the request of the Compensation Committee, Compensia provided competitive market data for similarly sized medical device companies for the purposes of determining our executive compensation. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. During the fiscal year ended December 31, 2019, our Compensation Committee recommended, and the Board approved the base salaries and target discretionary bonuses described below based on Compensia’s recommendations.

Prior to the establishment of a formal compensation committee in March 2018, our non-employee directors historically determined executive compensation, including our Chief Executive Officer’s compensation, and reviewed such compensation annually. The Compensation Committee now performs all duties relating to executive compensation and makes recommendations on such matters to the Board for final approval. The Compensation Committee intends to review compensation annually for all executive officers, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to the Company.

Annual Base Salary

We have entered into employment agreements with each of our Named Executive Officers that establish annual base salaries, which are reviewed periodically by our Compensation Committee, and recommended to the Board for final approval, in order to compensate our Named Executive Officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Annual Bonus

For the fiscal year ended December 31, 2019, our Named Executive Officers were entitled to annual bonuses calculated as a target percentage of their annual base salary based upon the Chief Executive Officer’s assessment of their performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion, and communicated to each officer. The target bonus for the Chief Executive Officer was based on the Compensation Committee’s assessment of his performance. The amounts of such bonuses were recommended by the Compensation Committee to the Board, and formally approved by the Board in March 2020 based on each executive’s and our performance in the fiscal year ended December 31, 2019.

Equity-Based Awards

Our equity-based incentive awards which are mainly comprised of stock options are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our non-employee directors have historically been responsible for approving equity grants. As described above, our Compensation Committee now has responsibility for recommending to the Board, for final approval, equity-based incentive awards to our Named Executive Officers. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

In May 2018, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 95,000 shares of common stock to Mr. Deschamps, an option to purchase 80,000 shares of common stock to Ms. LaViscount and an option to purchase 80,000 shares of common stock to Dr. Sackier pursuant to the 2016 Omnibus Incentive Plan (the “2016 Plan”) and a stock option agreement. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with our 2016 Plan, and vests in equal monthly installments over the 48-month period following the grant date.

In May 2018, the Company’s Board of Directors authorized and approved the adoption of the 2018 Omnibus Incentive Plan (the “2018 Plan”), under which an aggregate of 5,356,114 shares may be issued. Pursuant to the terms of the 2018 Plan, the Company is authorized to grant stock options, as well as awards of stock appreciation rights, restricted stock, unrestricted shares, restricted stock units (“RSUs”), stock equivalent units and performance-based cash awards. These awards may be granted to directors, officers, employees and eligible consultants. Vesting and the term of an option is determined at the discretion of the Board of Directors. Subsequent to the adoption of the 2018 Plan, the Company ceased granting awards under the 2016 Plan.

In March 2019, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 160,000 shares of common stock to Mr. Deschamps, an option to purchase 100,000 shares of common stock to Ms. LaViscount and an option to purchase 100,000 shares of common stock to Dr. Sackier pursuant to the 2018 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with our 2018 Plan, and vests in equal monthly installments over the 48-month period following the grant date.

In September 2019, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 100,000 shares of common stock to Ms. LaViscount pursuant to the 2018 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with our 2018 Plan. 25% of the shares subject to the grant vest on September 23, 2020, and the remaining shares vest in equal monthly installments over the remaining 36 months.

In December 2019, we entered into an arrangement, as approved our Board, with each of Mr. Deschamps and Ms. LaViscount whereby Mr. Deschamps and Ms. LaViscount elected to receive shares of common stock in lieu of a portion of each of their respective cash salary compensation. Mr. Deschamps and Ms. LaViscount elected to reduce their base cash salaries by 19% and 17%, respectively, in exchange for fully vested restricted stock grants pursuant to the 2018 Plan. The value of the shares is equal in value to the amount of cash salary forgone, with the actual number of shares issuable on each payroll date calculated based on the closing trading price of our common stock as of such payroll date. Mr. Deschamps’ and Ms. LaViscount’s elections to receive restricted stock awards in lieu of cash salary compensation were effective beginning with the December 15, 2019 payroll date and will remain in place and be effective for all future payroll dates that occur thereafter until the officer delivers written notice to us of his or her decision to termination the election. As of December 31, 2019, Mr. Deschamps received 13,211 restricted stock awards and Ms. LaViscount received 9,069 restricted stock awards.

In March 2020, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 50,000 shares of common stock to Dr. Sackier pursuant to the 2018 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with our 2018 Plan, and vests in equal annual installments over the four-year period following the grant date.

Retirement Benefits and Other Compensation

Our Named Executive Officers do not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us. During 2019, we matched contributions made by our employees, including our Named Executive Officers, to the Company’s 401(k) savings plan. In 2020, we suspended the safe harbor match and moved to a discretionary, profit-sharing match. Our Named Executive Officers were eligible to participate in our employee benefits, including health insurance benefits, on the same basis as our other employees. We generally do not provide perquisites or personal benefits except in limited circumstances.

Employment Agreements and Payments Upon Termination or Change in Control

Philippe Deschamps

On June 13, 2014, we entered into an employment agreement with Philippe Deschamps to serve as our President and Chief Executive Officer. We amended the employment agreement on September 1, 2014. Pursuant to the employment agreement, Mr. Deschamps initially received a base salary at an annualized rate of $250,000, which was subsequently increased to $400,000 following the Company’s achievement of certain financing thresholds. On April 17, 2017, the Board approved an increase of his base salary to $416,000. In addition to Mr. Deschamps’ base salary, he had the opportunity to receive a target annual bonus of 30% of the base salary, conditional upon, and subject to upward or downward adjustment based upon, achievements and individual goals to be established in good faith by the Board of Directors and Mr. Deschamps. On April 26, 2018, the Compensation Committee recommended to the Board, and the Board approved a 3% increase to Mr. Deschamps’ base salary to $428,480. On March 5, 2019, the Compensation Committee recommended to the Board and the Board approved, a 17% increase to Mr. Deschamps’ base salary to $501,000 effective March 31, 2019 and a target annual bonus of 55% of such salary.

If Mr. Deschamps is terminated without cause or if Mr. Deschamps resigns for good reason (each as defined in Mr. Deschamps’ employment agreement), Mr. Deschamps is entitled to an aggregate amount equal to the sum of his base salary and the earned portion of his annual bonus paid for the year preceding the year of his termination of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Joyce LaViscount

On October 19, 2015, we entered into an employment agreement with Joyce LaViscount to serve as our Chief Financial Officer and Chief Operating Officer. Pursuant to the employment agreement, Ms. LaViscount received a base salary at an annualized rate of $300,000 for her employment term, which is at-will. On April 17, 2017, the Board approved an increase of her base salary to $336,000. In addition to Ms. LaViscount’s base salary, she had the opportunity to receive a target annual bonus of 25% of the base salary, conditional upon, and subject to upward or downward adjustment based upon achievements and individual goals to be established in good faith by our Chief Executive Officer and Ms. LaViscount. On April 26, 2018, the Compensation Committee recommended to the Board, and the Board approved, a 3% increase to Ms. LaViscount’s base salary to $346,080. On March 5, 2019, the Compensation Committee recommended to the Board, and the Board approved, a 12% increase to Ms. LaViscount’s base salary to $387,000, effective March 31, 2019, and a target annual bonus of 40% of such salary.

If Ms. LaViscount is terminated without cause or if she resigns for good reason (each as defined in Ms. LaViscount’s employment agreement), Ms. LaViscount is entitled to an aggregate amount equal to the sum of her base salary and the earned portion of her annual bonus paid for the year of her termination, of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Jonathan Sackier

On December 1, 2014, we entered into an employment agreement with Jonathan Sackier to serve as our Chief Medical Officer. Pursuant to the employment agreement, Dr. Sackier received a base salary at an annualized rate of $300,000 for his employment terms, which is at-will. In addition to Dr. Sackier’s base salary, he shall have the opportunity to receive a target annual bonus of 25% of the base salary, conditional upon, and subject to upward or downward adjustment based upon, achievements and individual goals to be established in good faith by our Chief Executive Officer and Dr. Sackier. On April 17, 2017, our Board of Directors approved a 4% increase in Dr. Sackier’s base salary to $312,000. On April 26, 2018, the Compensation Committee recommended to the Board, and the Board approved a 3% increase to Dr. Sackier’s base salary to $324,480. On March 5, 2019, the Compensation Committee recommended to the Board and the Board approved, a 12% increase to Dr. Sackier’s base salary to $360,000 effective March 31, 2019 and a target annual bonus of 40% of such salary. On December 1, 2019, Dr. Sackier agreed to take a temporary salary reduction to $200,000.

If Mr. Sackier is terminated without cause or if he resigns for good reason (each as defined in Mr. Sackier’s employment agreement), Mr. Sackier is entitled to an aggregate amount equal to the sum of his base salary and the earned portion of his annual bonus paid for the year of his termination, of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Outstanding Equity Awards at December 31, 2019

The following tables set forth certain information about equity awards granted to our Named Executive Officers that remain outstanding as of December 31, 2019:

Stock Options

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Philippe Deschamps	300,000	0	(1)	5.35	7/13/2026
	100,000	100,000	(2)	8.13	4/17/2027
	37,604	57,396	(3)	10.99	5/15/2028
	0	160,000	(4)	6.76	3/28/2029
Joyce LaViscount	20,000	0	(5)	12.52	3/16/2025
	150,000	0	(6)	3.20	10/21/2025
	120,000	0	(1)	5.35	7/13/2026
	80,000	80,000	(2)	8.13	4/17/2027
	31,667	48,333	(3)	10.99	5/15/2028
	0	100,000	(4)	6.76	3/28/2029
	0	150,000	(7)	1.73	9/23/2029
Jonathan Sackier	80,000	0	(8)	12.72	12/8/2024
	120,000	0	(1)	5.35	7/13/2026
	80,000	80,000	(2)	8.13	4/17/2027
	31,667	48,333	(3)	10.99	5/15/2028
	0	100,000	(4)	6.76	3/28/2029

(1)	This option was granted on July 13, 2016. All of the shares subject to the option have vested.
(2)	This option was granted on April 17, 2017. The shares vest in equal monthly installments over 48 months from the date of grant.
(3)	This option was granted on May 15, 2018. The shares vest in equal monthly installments over 48 months from the date of grant.
(4)	This option was granted on March 28, 2019. The shares vest in equal annual installments over 4 years from the date of grant.
(5)	This option was granted on March 16, 2015. All of the shares subject to the option have vested.
(6)	This option was granted on October 21, 2015. All of the shares subject to the option have vested.
(7)

This option was granted on September 23, 2019. 25% of the shares subject to the grant vest on September 23, 2020, and the remaining shares vest in equal monthly installments over the remaining 36 months.

(8)	This option was granted on December 8, 2014. All of the shares subject to the option have vested.

Restricted Stock Awards

Name	Number of Securities Underlying Unexercised RSAs (#) Exercisable (1)	Number of Securities Underlying Unexercised RSAs (#) Unexercisable (2)	RSA Expiration Date
Philippe Deschamps	9,089	0	12/13/2029
	100,000	0	12/31/2029
Joyce LaViscount	4,122	0	12/13/2029
	2,830	0	12/31/2029

(1)

The value of the shares to be issued will be equal to the amount of cash salary forgone, with the actual number of shares issuable on each payroll date are calculated based on the closing trading price of the Company’s common stock as of such payroll date.

(2)	The restricted stock awards fully vest on grant date.

Non-Employee Director Compensation

During the fiscal year ended December 31, 2019, we did not pay any cash fees to our non-employee directors for service on our Board. We adopted a non-employee director compensation policy, effective as of the date of the Annual Meeting, pursuant to which the Chairs of the Audit Committee, Compensation Committee and Governance and Nominating Committee will receive an annual retainer of $10,000, $5,000 and $2,500, respectively. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The following table shows for the fiscal year ended December 31, 2019 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Option Awards ($)	All Other Compensation ($)		Total ($)
Thomas E. Griffin (1)	83,521	—		83,521
Huaizheng Peng (2)	68,639	—		68,639
Mitchell E. Tyler (3)	65,138	26,451	(4)	91,589
Edward M. Straw (5)	71,703	—		71,703
Blane Walter (6)	83,959	—		83,959
Dane C. Andreeff(7)	79,144	—		79,144

(1)	Mr. Griffin held 73,891 shares of common stock underlying option grants at December 31, 2019.
(2)	Dr. Peng held 73,025 shares of common stock underlying option grants at December 31, 2019.
(3)	Mr. Tyler held 44,233 shares of common stock underlying option grants at December 31, 2019.
(4)	This amount represents cash consulting fees paid to Mr. Tyler, in connection with consulting services for the development of the PoNS device.
(5)	Vice Admiral (Retired) Straw held 88,718 shares of common stock underlying option grants at December 31, 2019.
(6)	Mr. Walter held 83,990 shares of common stock underlying option grants at December 31, 2019.
(7)	Mr. Andreeff held 52,901 shares of common stock underlying option grants at December 31, 2019.

In May 2018, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 15,000 shares of common stock to each of Messrs. Andreeff and Griffin, and an option to purchase 12,500 shares of common stock to each of Messrs. Tyler and Walter, Dr. Peng and Vice Admiral (Retired) Straw, in each case pursuant to the 2016 Plan and a stock option agreement. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with the 2016 Plan, and vests in equal monthly installments over the 12-month period following the grant date.

In March 2019, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 18,990 shares of common stock to Mr. Walter, an option to purchase 18,891 shares of common stock to Mr. Griffin, an option to purchase 17,901 shares of common stock to Mr. Andreeff, an option to purchase 16,218 shares of common stock to Vice Admiral (Retired) Straw, an option to purchase 15,525 shares of common stock to Dr. Peng and an option to purchase 14,733 shares of common stock to Mr. Tyler, in each case pursuant to the 2018 Plan and a stock option agreement. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with the 2018 Plan, and vests in equal monthly installments over the 12-month period following the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2019.

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)(a)(c)
Equity compensation plans approved by security holders	3,494,989	(1)	$6.76	(2)	4,068,711	(3)
Equity compensation plans not approved by security holders	—		$—		—
Total	3,494,989		$6.76		4,068,711

(1)

Consists of 3,467,292 shares issuable upon exercise of outstanding options and 27,697 shares issuable upon settlement of RSUs under the 2018 Plan, the 2016 Plan and the Helius Medical Technologies, Inc. June 2014 Stock Incentive Plan.

(2)	Does not take into account RSUs, which have no exercise price.
(3)	Consists of shares available under the 2018 Plan.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

The Board has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as the Company qualifies as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following includes a summary of transactions since January 1, 2017 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Consulting Agreement with Montel Media, Inc.

In April 2016, we entered into a consulting agreement with Montel Media, Inc. (“Montel Media”), pursuant to which Montel Media provides consulting services for the promotion of our clinical trials and ongoing media and marketing strategies. Under the agreement, Montel Media receives $15,000 per month. This consulting agreement was terminated in February 2018. We paid Montel Media $0, $45,000 and $0.2 million for the years ended December 31, 2019, 2018 and 2017, respectively, pursuant to the consulting agreement.

Consulting Agreement with Clinvue LLC

Our Chief Medical Officer, Jonathan Sackier, was a founding member of Clinvue LLC, which provided regulatory advisory services for the Company. Clinvue ceased operations as of December 31, 2018. We paid Clinvue LLC approximately $0.1 million for consulting services in each of the years ended December 31, 2018 and 2017. We made no payments to Clinvue for the year ended December 31, 2019.

November 2019 Public Offering

In November 2019, we issued 4,815,010 shares of our Class A Common Stock in an underwritten public offering. Entities affiliated with Dane C. Andreeff, our director, purchased approximately $0.2 million, or 571,429, of the shares Class A Common Stock offered thereby. Each share of Class A Common Stock was purchased at a price of $0.35 per share.

Indemnification

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Amended and Restated Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Helius Medical Technologies, Inc. stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Helius Medical Technologies, Inc. Direct your written request to Helius Medical Technologies, Inc., Attention: Secretary, 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, or contact the Corporate Secretary at (215) 431-3296. Stockholders who currently receive multiple sets of Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Joyce LaViscount

Secretary

May     , 2020

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, Helius Medical Technology, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HELIUS MEDICAL TECHNOLOGIES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Helius Medical Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is Helius Medical Technologies, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Wyoming on March 13, 2014, which was amended by a certificate of conversion filed with the Secretary of State of the State of Delaware on July 18, 2018 (as so amended, the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended to effect a reverse stock split of the Corporation’s common stock by adding the following paragraph to Section A of Article IV:

“Effective upon the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Split Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Split Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Split Effective Time are reclassified into a smaller number of shares such that each five to twenty-five shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock, the exact ratio within the five to twenty-five range to be determined by the Board of Directors of the Corporation prior to the Split Effective Time and publicly announced by the Corporation. Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the reclassification. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board of Directors as of the Split Effective Time. Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

3.

The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this              day of [        ], 2020.

HELIUS MEDICAL TECHNOLOGIES, INC.

By:
Name:	Philippe Deschamps
Title:	Chief Executive Officer